UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2022 (February 9, 2022)

CLEARPOINT NEURO, INC.

(Exact name of registrant as specified in its charter)

delaware	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 S. Sierra Ave., Suite 100
Solana Beach, California 92075

(Address of principal executive offices, zip code)

(888) 287-9109

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLPT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Executive Officer.

On February 9, 2022, Peter G. Piferi voluntarily resigned from his position as the Chief Operating Officer of ClearPoint Neuro, Inc. (the “Company”) and is separating from the Company, effective as of February 18, 2022 (the “Transition Date”). Mr. Piferi’s resignation is not the result of any disagreement with management, the Company or its operations, policies or practices. On February 14, 2022, Peter G. Piferi entered into a Confidential Resignation Agreement (the “Resignation Agreement”) and Independent Contractor Consulting Agreement (the “Contractor Agreement” and together with the Resignation Agreement, the “Transition Agreements”) with the Company.

(e)	Compensatory Arrangements.

Transition Agreements with Mr. Piferi

The principal terms of the Transition Agreements with Mr. Piferi are summarized below.

Separation. Mr. Piferi’s employment and his employment agreement with the Company will terminate effective as of the Transition Date. Mr. Piferi will continue to be subject to the surviving provisions and restrictive covenants that Mr. Piferi entered into with the Company in connection with his employment agreement.

Transition and Consulting Services. Pursuant to the Contractor Agreement to be effective as of February 21, 2022, Mr. Piferi will provide consulting services for the two months following his separation from the Company, which can be extended on a month-to-month basis for up to two years (the “Transition Period”), which will include, without limitation, providing assistance to transition his job functions and responsibilities at the Company.

Payments and Other Benefits. Mr. Piferi will receive the following payment and other benefits, subject to certain conditions, pursuant to the Transition Agreements: (i) $5,000, payable in cash, (ii) all stock options previously granted to Mr. Piferi shall continue to vest in accordance with the time based vesting schedule of such stock option award agreements, and (iii) any unvested restricted stock previously awarded to Mr. Piferi shall continue to vest in accordance with the time based vesting schedule of such restricted stock award agreements.

In addition, for the consulting services requested by and provided to the Company during the Transition Period, the Company will pay Mr. Piferi at the rate of $10,000 per month, in arrears.

Release. In exchange for and as a condition to Mr. Piferi’s receipt of the payments and other benefits provided under the Transition Agreements, Mr. Piferi will execute a general release of all claims upon the effectiveness of his separation from the Company.

The foregoing description of the terms of the Transition Agreements is only a summary and is qualified in its entirety by the full text of the Transition Agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Confidential Resignation Agreement, dated as of February 14, 2022, by and between the Company and Peter G. Piferi

10.2	Independent Consultant Agreement, dated as of dated as of February 14, 2022, by and between the Company and Peter G. Piferi

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2022	CLEARPOINT NEURO, INC.

	By:	/s/ Danilo D’Alessandro
Danilo D’Alessandro
Chief Financial Officer